UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Lilis Energy, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K, dated June 22, 2016, and filed with the Securities and Exchange Commission on June 28, 2016, solely for the purpose of providing the financial statements and information required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) in connection with the Company’s previously reported merger (the “Merger”) with Brushy Resources, Inc. (“Brushy”).

As a result of the Merger, beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, the Company will report results of Brushy and the Company on a consolidated basis.

This Current Report on Form 8-K/A should be read in connection with the Current Reports of the Company on Form 8-K filed on January 1, 2016, January 20, 2016, March 24, 2016, and June 28, 2016, which provide a more complete description of the Merger.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Brushy as of and for the years ended December 31, 2015 and 2014, together with the reports of Marcum LLP and KPMG LLP, respectively and with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein. The unaudited consolidated financial statements of Brushy as of and for the three months ended March 31, 2016 are included as Exhibit 99.2 hereto and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information giving effect to the Merger is attached hereto as Exhibit 99.3 and is incorporated by reference herein:

•	unaudited pro forma condensed combined balance sheet as of the three months ended March 31, 2016;

•	unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015; and

•	unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016.

(d) Exhibits.

Exhibit
No.	Description

23.1	Consent of Marcum LLP.

23.2	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Brushy Resources, Inc. as of and for the years ended December 31, 2015 and 2014.

99.2	Unaudited consolidated financial statements of Brushy Resources, Inc. as of and for the three months ended March 31, 2016.

99.3	Unaudited pro forma condensed combined financial statements, as of and for the three months ended March 31, 2016 and the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer